Exhibit 99.4

All written objections accompanied by proof of stock ownership and submitted to Plaintiffs' counsel will be considered by the Court, even if the stockholder does not attend the settlement hearing to object in-person.

Only stockholders planning to attend the settlement hearing in-person to supplement their written objection with an oral statement under oath are required to fill out this form.

In-Person Settlement Objector Interest Form

Date | **Stockholder Name [First Name, Middle Initial, Last Name]**

In Re AMC Entertainment Holdings, Inc. Stockholder Litigation
Case Caption

Consolidated C.A. No. 2023-0215-MTZ
Case Number

Objector Information

Phone Number | **Email Address**

Address

City | **State** | **ZIP Code**

Objector Affirmations

Please indicate "yes" or "no" and sign to affirm.

	Yes	No
I own AMC common stock.	☐	☐
I have submitted a compliant written objection to Plaintiffs' counsel, which states the basis for my objection and any support thereof, between the dates of **May 3, 2023** and **May 31, 2023**.	☐	☐
I have attached to my compliant written objection mandatory proof of my AMC common stock ownership in the form of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from my broker showing my name containing the transactional and holding information found in an account statement.	☐	☐ (No*)
I will attend the **June 29 and 30, 2023** settlement hearing at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware to supplement my written objection orally and under oath.	☐	☐
I understand that each of the above statements must be true, and I must send this form to the below address in order to be eligible to object in person at the settlement hearing.	☐	☐

Stockholder Signature | **Date**

* Written objections not accompanied by proof of stock ownership will not be considered.

Register in Chancery
Court of Chancery of the State of Delaware
New Castle County Leonard L. Williams Justice Center
500 North King Street, Wilmington, DE 19801

(302) 255-0508